         SUBSCRIPTION FORM

Registration:

 ____individual  __joint tenants  __tenants in common  __custodian  __trust   ____ corporation

____________________________________________________________________________________________
 First Name  M.I.  Last Name   Soc. Sec. Number

____________________________________________________________________________________________
 First Name  M.I.  Last Name   Soc. Sec. Number

___________________________________________________________If held for a beneficiary, please indicate    Street Address        the State of residence of the beneficiary.

______________________________________________________________________
 City    State  Zip Code

___ If cash make check payable to: Tensleep Financial Corporation

___ If debt enter amount ________________________

Amount Invested: Number of Units Purchased (Minimum 100 Units) _______ @ $20 per Unit = $___________.

Mail Check and Subscription to: Tensleep Financial Corporation
    1623 Tradewinds Lane
    Newport Beach, CA 92660

Dealer Information:

 Name of firm:  _____________________________________________

 Name of Representative: _____________________________________________

 Address:  _____________________________________________

 Telephone: (____) ____________________

Company use only

Number of Units to be issued _________ Units rejected ____________

     Authorized Signature _________________________________

        This Copy for Subscriber